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                                                                  EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Silicon Graphics, Inc. on Form S-4 of the reports dated March 31, 1993, incorporated by reference in this Proxy Statement/Prospectus and to the reference to Deloitte & Touche under the heading "Experts" in this Proxy Statement/Prospectus, which is a part of this Registration Statement.

  Our audit of the financial statements referred to in our aforementioned report related to the financial statements of Alias Research Inc. also included the financial statement schedule of Alias Research Inc. This financial statement schedule is the responsibility of Alias Research Inc.'s management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE
Chartered Accountants

Toronto, Ontario
May 9, 1995